Exhibit 10.5

THIRD AMENDMENT TO
COMMON TERMS AGREEMENT

This Third Amendment, dated as of November 8, 2019 (the “Third Amendment”), amends the Amended and Restated Common Terms Agreement, dated as of May 22, 2018 (as amended by the First Amendment, dated as of November 28, 2018, the Second Amendment, dated as of August 30, 2019, and as further amended, amended and restated, modified or supplemented from time to time, the “Common Terms Agreement”), by and among Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (the “Guarantors” and, together with the Borrower, the “Loan Parties”), Société Générale as the Term Loan Facility Agent, The Bank of Nova Scotia as the Working Capital Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders, and Société Générale as the Intercreditor Agent. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Common Terms Agreement.

WHEREAS, pursuant to Section 2.1 of Schedule L of the Common Terms Agreement, the Loan Parties are required to maintain Operational Property Damage Insurance with a deductible for losses other than Windstorm not to exceed $10 million per occurrence, and pursuant to that certain letter, dated October 22, 2019 from the Insurance Advisor to the Intercreditor Agent, Security Trustee, Term Loan Facility Agent, Working Capital Facility Agent and Indenture Trustee, it is the opinion of the Insurance Advisor that an increase of the allowable property damage deductible in respect of losses other than Windstorm from $10 million to $50 million per occurrence is consistent with deductibles customarily carried by companies engaged in similar businesses as the Borrower, and consequently the Loan Parties wish to enter into this Third Amendment to the Common Terms Agreement in order to increase the allowable property damage deductible in respect of losses other than Windstorm from $10 million to $50 million per occurrence; and

WHEREAS, the Intercreditor Agent is executing this amendment pursuant to Section 23.16 (Amendments) of the Common Terms Agreement, Section 10.01 (Decisions; Amendments, Etc.) of the Term Loan Facility Agreement, Section 11.01 (Decisions; Amendments, Etc.) of the Working Capital Facility Agreement, Section 3 (Voting and Decision Making) and Section 4 (Modifications; Instructions; Other Relationships) of the Intercreditor Agreement in order to amend Section 2.1 of Schedule L of the Common Terms Agreement to increase the allowable property damage deductible as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

Section 1. Amendments to Common Terms Agreement. The Borrower, the Guarantors and the Intercreditor Agent each agree that clause (2) of Section 2.1 (Operational Property Damage Insurance) of Schedule L (Schedule of Minimum Insurance) to the Common Terms Agreement is amended by replacing the words “$10 million” with “$50 million”.

Section 2. Effectiveness. This Third Amendment shall be effective upon (x) the receipt by the Intercreditor Agent of executed counterparts of this Third Amendment by the Borrower and each Guarantor and (y) the execution of this Third Amendment by the Intercreditor Agent.

Section 3. Finance Document. This Third Amendment constitutes a Finance Document as such term is defined in, and for purposes of, the Common Terms Agreement.

Section 4. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 5. Headings. All headings in this Third Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

Section 6. Binding Nature and Benefit. This Third Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted transfers and assigns.

Section 7. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or in electronic document format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Third Amendment.

Section 8. No Modifications; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Common Terms Agreement shall continue unchanged and shall remain in full force and effect. Each amendment granted herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as an amendment of any other matters, nor shall such amendment apply to any other matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to the Common Terms Agreement to be duly executed and delivered as of the day and year first above written.

CHENIERE CORPUS CHRISTI
HOLDINGS, LLC, as the Borrower

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Treasurer

CORPUS CHRISTI LIQUEFACTION,
LLC, as Guarantor

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Treasurer

CHENIERE CORPUS CHRISTI
PIPELINE, L.P., as Guarantor

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Treasurer

CORPUS CHRISTI PIPELINE GP, LLC,
as Guarantor

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Treasurer

SIGNATURE PAGE TO THIRD AMENDMENT TO COMMON TERMS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Third Amendment to the Common Terms Agreement to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE,
as Intercreditor Agent on behalf of itself,
each Facility Agent and the Requisite
Intercreditor Parties

By:	/s/ Ellen Turkel
Name: Ellen Turkel
Title: Director

SIGNATURE PAGE TO THIRD AMENDMENT TO COMMON TERMS AGREEMENT